LEASE AGREEMENT

BETWEEN:

319835 ALBERTA LTD.

(the "Landlord")

- AND -

TOSHIBA OF CANADA LIMITED

(the "Tenant")

PREMISES: 6,384 SQUARE FEET

TERM: FIVE (5) YEARS

COMMENCEMENT DATE: AUGUST 1, 2000

EXPIRY DATE: JULY 31, 2005

TABLE OF CONTENTS

ARTICLE I CERTAIN BASIC LEASE PROVISIONS 1

ARTICLE 2 SCHEDULE AND DEFINITIONS

2.1 Schedule 1

2.2 Definitions 2

ARTICLE 3 CONSTRUCTION

3.1 Landlord's Work 2

ARTICLE 4 DEMISE AND TERM

4.1 Demise of Leased Premises and Term 2

4.2 Overholding 2

4.3 Surrender on Termination 2

ARTICLE 5 RENT

5.1 Basic Rent 3

5.2 Additional Rent 3

5.3 Manner and Place of Payment 3

5.4 Interest on Arrears and Legal Fees 3

ARTICLE 6 GENERAL COVENANTS

6.1 Covenants of the Landlord 3

ARTICLE 7 BUSINESS AND USE

7.1 Required and Prohibited Uses 3

7.2 Conduct of Business 3

7.3 Regulations as to Use and Occupancy 4

ARTICLE 8 COMMON FACILITIES

8.1 Right of Use of Common Facilities 5

8.2 Restrictions on Use of Common Facilities 5

ARTICLE 9 REPAIRS, MAINTENANCE AND ALTERATIONS

9.1 Landlord's Obligation to Repair and Maintain 5

9.2 Tenant's Obligations to Repair and Maintain 6

9.3 Additional Provisions Respecting Repair 6

9.4 Landlord's Alterations 7

9.5 Tenant's Alterations 7

9.6 Government Orders and Regulations and Insurers Requirements 7

9.7 Termination on Destruction or Damage 7

9.8 Rent Abatement 8

ARTICLE 10 TAXES

10.1 Realty Taxes Payable by Landlord 8

10.2 Business Taxes Payable by Tenant 8

10.3 Payment of Taxes 8

ARTICLE 11 HEATING, VENTILATING AND AIR-CONDITIONING AND UTILITIES

11.1 Landlord's Covenants as to Heating and Air-Conditioning 9

11.2 Tenant's Covenants as to Heating and Air-Conditioning of Leased Premises 9

11.3 Utilities 9

ARTICLE 12 OPERATING COSTS

12.1 Tenant's Contribution to Operating Costs 9

12.2 Payment and Adjustment of Tenant's Contribution 9

ARTICLE 13 INSURANCE, LIABILITY AND INDEMNITY

13.1 Landlord's Insurance 10

13.2 Tenant's Insurance 10

13.3 Limitation of Landlord's Liability 11

13.4 Limitation of Tenant's Liability 11

13.5 Indemnity 11

ARTICLE 14 ASSIGNMENTS, TRANSFERS AND OTHER ENCUMBRANCES

14.1 Transfers and Encumbrances by Landlord 11

14.2 Priorities of Lease and Mortgages 12

14.3 Assignments, Subleases, Encumbrances and Other Dealings by Tenant 12

14.4 Change in Control of Tenant 13

14.5 Certificates 14

14.6 Successors and Assigns 14

ARTICLE 15 REMEDIES OF LANDLORD FOR DEFAULT

15.1 Re-entry and Termination on Default 14

15.2 Bankruptcy and Other Events of Termination 15

15.3 Landlord's Right to Cure Defaults 15

15.4 Waiver 16

15.5 Remedies Generally 16

15.6 Security Deposit 16

ARTICLE 16 INTERPRETATION AND MISCELLANEOUS

16.1 Collateral Representations and Agreements 16

16.2 Unavoidable Delays 16

16.3 Time of Essence 16

16.4 Notices 16

16.5 Certificates by Engineer and Auditor 17

16.6 Registration 17

16.7 Accord and Satisfaction 17

16.8 Net Lease 17

16.9 Interpretation 17

16.10 Enurement 18

16.11 Landlord and Tenant Act 18

16.12 Acceptance 18

MEMORANDUM OF LEASE AGREEMENT MADE THE _____ DAY OF ______________, 2000.

BETWEEN:

319835 ALBERTA LTD., a body corporate having an office in the City of Calgary, in the Province of Alberta

(hereinafter referred to as the "Landlord")

- and -

TOSHIBA OF CANADA LIMITED, a body corporate having an office in the City of Markham, in the Province of Ontario

(hereinafter referred to as the "Tenant")

IN CONSIDERATION of the rents, covenants and agreements hereinafter reserved and contained, the following constitutes a lease between the parties of the Leased Premises in the Development hereinafter described, on the terms and with and subject to the covenants and agreements of the parties hereinafter set out.

ARTICLE 1 - CERTAIN BASIC LEASE PROVISIONS
  Certain Basic Lease Provisions

  The following are certain basic lease provisions which are part of, and are referred to in subsequent provisions of, this Lease:

    Address of Tenant:

Toshiba of Canada Limited

191 McNabb Street

MARKHAM, Ontario

L3R 8H2

(b) Gross Leaseable Area of Leased Premises:

Six Thousand Three Hundred and Eighty Four (6,384) Square Feet

(c) Term:

Five (5) years, commencing on August 1, 2000, and ending on July 31, 2005.

(d) Permitted Use of Leased Premises:

C For general business offices for the sale, storage and distribution of electronics products and other related activities of Toshiba of Canada Limited and its subsidiaries or associated corporations.

(e) Basic Rent:

C The amount which in dollars per annum per square foot of the Gross Leaseable Area of the Leased Premises for each Lease Year of the Term is Eleven Dollars and Fifty Cents ($11.50).

(f) Deposit: NIL

ARTICLE 2 - SCHEDULE AND DEFINITIONS

2.1 Schedules

The following schedules are annexed to and form part of this Lease as if set forth herein:

Schedule "A" - Definitions

Schedules "BI" and "B2" - Site and Location Plan

Schedule "C" - Landlord's Work

2.2 Definitions

In this Lease the defined terms set forth in Schedule "A" have the meanings therein indicated.

ARTICLE 3 - CONSTRUCTION

3.1 Landlord's Work

The Landlord shall complete Landlord's Work in a good and workmanlike manner and shall use its reasonable efforts to complete Landlord's Work with all expediency. The Landlord shall at all times have access to the Leased Premises for the conduct of Landlord's Work. Upon completion of Landlord's Work, Tenant shall inspect such work relating to the Leased Premises and shall notify Landlord of any defects or deficiencies. Failure to advise of any defects or deficiencies within thirty (30) days of completion by Tenant shall constitute Tenant's release and waiver with respect to any claim thereto and no claim shall be made in absence of such advice.

ARTICLE 4 - DEMISE AND TERM

4.1 Demise of Leased Premises and Term

The Landlord leases the Leased Premises to the Tenant, upon and subject to the rents, covenants and agreements set out in this Lease for a Term as set forth in subclause 1.1(c).

4.2 Overholding

If the Tenant remains in possession of the Leased Premises after the expiration of the Term without objection by the Landlord and without any written agreement otherwise providing, the Tenant shall be deemed to be a tenant from month to month, except that the monthly payments of Basic Rent due immediately prior to the expiration of the Term shall be doubled and then payable, and subject otherwise to all of the provisions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy, this provision shall not authorize the Tenant to so overhold where the Landlord has objected to such overholding or has required the Tenant to vacate the Leased Premises.

4.3 Surrender on Termination

Upon the expiration of the Term or sooner termination of this Lease pursuant to any provision hereof, the Tenant:
    shall vacate and surrender up to the Landlord the Leased Premises in accordance with all the requirements of this Lease;
    may if in good standing hereunder on termination remove all tenant's fixtures and also all furnishings and contents (being the property of the Tenant and not otherwise) of the Leased Premises, and shall in any event remove any identification signs or fixtures and such tenant's fixtures, furnishings and contents and also all leasehold improvements installed by the Tenant if and to the extent required to do so by the Landlord, and shall pay to the Landlord on demand the cost of removal of any identification signs or fixtures and all the Tenant's fixtures, furnishings, contents and leasehold improvements which the Tenant shall have failed to remove in accordance with any requirements of the Landlord on or before the expiration or sooner termination of this Lease, and the Tenant shall make good all damage to the Leased Premises or its entrance occasioned by the removal thereof (including if requested by the Landlord, the restoration of the Leased Premises to the same condition as existed when the Landlord's Work was completed) and failing which shall pay to the Landlord all cost and expense incurred by the Landlord in making good such damage or restoration;
    shall leave the Leased Premises in such a state of repair and condition as shall company in all respects with the provisions of this Lease; and
    hereby irrevocably appoints the Landlord as its attorney and agent to remove, store and sell any of the Tenant's property left on the Leased Premises and to apply any resulting funds first to the expense of removal, storage and sale, second to any sums then due by the Tenant to the Landlord and third to the Tenant.

ARTICLE 5 - RENT

5.1 Basic Rent

The Tenant shall pay to the Landlord yearly and every year during the Term Basic Rent in the annual amount specified in subclause 1.1(e). Basic Rent shall be payable by equal monthly instalments in advance, commencing upon the commencement of the Term and on the first day of each calendar month thereafter.

5.2 Additional Rent

The Tenant shall pay to the Landlord in addition to Basic Rent all other amounts which shall become due and payable from time to time under any provision of this Lease (including without limitation amounts which become due and payable pursuant to Article 12), and each of which amounts so Payable shall be deemed to be rent, recoverable as such, and when in default all remedies of the Landlord for non-payment of rent shall be applicable thereto.

5.3 Manner and Place of Payment

All rent (including Basic Rent and all other amounts deemed to be rent hereunder as provided in clause 5.2) payable by the Tenant under this Lease shall be paid to the Landlord in care of Bayview Property & Asset Management Inc., Suite 510, 602 - 12 Avenue S.W. Calgary, Alberta, T2R 1J3, or at such other place as the Landlord may designate in writing from time to time, without any prior demand therefor, and shall be payable in lawful money of Canada at par. All such rent shall be paid without any deduction, set off or abatement whatsoever, except as herein expressly provided. The Landlord may, at its option, apply all or any sums received from or due to the Tenant against amounts due and payable by the Tenant hereunder in such manner as the Landlord sees fit, regardless of any designation or instructions by the Tenant to the contrary.

5.4 Interest on Arrears and Legal Fees

Whenever the Tenant shall fail to pay any rent or other amount owing to the Landlord under this Lease or any instalment thereof when due, or shall pay an amount which is thereafter determined, estimated or found to be less than the amount properly due, the Tenant shall pay interest at a rate equal to the lesser of two percent (2%) per month (24% per annum, compounded monthly) or the maximum rate permitted by law on the unpaid amount of deficiency, from the date it was properly due until paid. The Tenant shall pay to the Landlord all of the Landlord's court costs, collection costs and legal fees (as between a solicitor and his own client) and disbursements resulting from any breach by the Tenant of its obligations under this Lease.

ARTICLE 6 - GENERAL COVENANTS

6.1 Covenants of the Landlord

The Tenant covenants with the Landlord to pay rent, and to observe and perform all the covenants and provisions of this Lease on its part to be observed and performed.

ARTICLE 7 - BUSINESS AND USE

7.1 Required and Prohibited Uses

The Leased Premises shall be used and occupied for the purpose of, and only for the purpose of, carrying on the business specified in subclause 1.1(d) and for no other use or purpose.

7.2 Conduct of Business

The Tenant shall on the date of commencement of the Term commence and thereafter during the Term actively and diligently carry on in the Leased Premises the business required to be carried on therein as specified in clause 7.1, in a reputable manner and in accordance with all the provisions of this Lease. If the Tenant abandons the Leased Premises, then in addition to any other remedies for breach under this Lease the Landlord may, at its option, on written notice to the Tenant terminate this Lease.

7.3 Regulations as to Use and Occupancy

In its use and occupancy of the Leased Premises and the conduct of the business required to be conducted thereon, the Tenant shall observe the following:

    The Tenant shall not do, omit, permit or suffer to be done or exist upon the Leased Premises anything which shall be or result in a nuisance or annoyance to the Landlord or other tenants of the Development or shall be in breach of any by-law or other legal requirement or any reasonable requirement of any insurer under any policy affecting any part of the Development;
    The Tenant shall not have or permit to be or suffer on the Leased Premises any machines selling merchandise or services or providing entertainment, whether by coins, credit cards or otherwise, unless expressly permitted by the Landlord in writing;
    The Tenant shall not do anything which may injure the Leased Premises or any part of the Development or the business done therein;
    The Tenant shall not cause, permit or suffer any unusual or objectionable noises or odours to emanate from the Leased Premises, or permit any floor in the Leased Premises or any utility system or equipment in or serving the Leased Premises to be overloaded;
    The Tenant will not erect or place or suffer to be erected or placed any signs of any nature or kind whatsoever either on any exterior walls or the exterior of the Leased Premises, or elsewhere in the Development, or within the Leased Premises so as to be visible outside the Leased Premises, with the exception of identification signs which have been approved by the Landlord (not to be unreasonably withheld) and the City of Calgary and which are to be installed at the expense, risk and full responsibility of the Tenant on the south and east walls of the building containing the Leased Premises, at the locations indicated on Schedule B2;
    The Tenant shall not have or permit any exterior lighting or window treatment or decoration, including drapes or blinds not approved by the Landlord, or any public address, music broadcast or other sound system which may be heard beyond the limits of the Leased Premises;
    Nothing shall be stored or kept or permitted to be upon the Leased Premises which is of a dangerous, inflammable or explosive nature, and nothing shall be done or omitted to be done upon the Leased Premises which in any case would have the effect of increasing the cost of the Landlord's insurance on the Development or leading to the cancellation or threatened cancellation of such insurance or is objectionable to the Landlord's insurers, and if the Tenant shall default in any of the foregoing the Tenant shall on demand of the Landlord forthwith take all necessary steps to remedy such default and shall reimburse the Landlord for any additional premium cost imposed under the Landlord's insurance as a result thereof;
    The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Leased Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means, and through such entrances as are designated by the Landlord;
  The Tenant shall at all times comply with and use its best efforts to cause its employees and customers to comply with all rules and regulations enacted by the Landlord and notified to the Tenant, as such rules and regulations may be amended from time to time, relating to all aspects of the use and occupancy by the Tenant of the Leased Premises and the Common Facilities provided that such rules shall be reasonable and not discriminatory or in conflict with any of the express provisions of this lease .

ARTICLE 8 - COMMON FACILITIES

8.1 Right of Use of Common Facilities

Subject to all the terms of this Lease, the Tenant shall have, in connection with the Leased Premises and the business required to be carried on therein, the non-exclusive right and license to use during business hours, for itself and its employees and persons having business with it, the Common Facilities in common with all others entitled thereto for their appropriate and intended purposes in each case.

8.2 Restrictions on Use of Common Facilities

The Common Facilities and the right to the use thereof extended to the Tenant under clause 8.1 shall be subject to the following:
    Such right of use shall not' extend to parts of the Common Facilities from time to time allocated by the Landlord for other use, whether temporary or permanent, or areas containing utility of mechanical systems;
    The Common Facilities shall at all times be under the exclusive control and management of the Landlord;
    The Landlord shall have the right to close and lock the enclosed portions of the Common Facilities and to prevent access to parking areas or facilities or any parts thereof and to impose security requirements on persons entering the Development at any hours not within the business hours of the Development established by the Landlord from time to time, to alter or relocate the Common Facilities or any parts thereof subject to compliance with clause 9.4, and to interfere with the use of any portions thereof as may be necessary and reasonable during the making of alterations, reconstructions or repairs to any portion of the Development;
    The Tenant shall not park and shall use its beat efforts to prevent its employees from parking any vehicles in the parking areas or facilities except in such part or parts as may be allocated from time to time by the Landlord for the use of tenants and their employees, and shall co-operate with the Landlord as may be required to effectively control parking (including providing, when requested, the license numbers of all vehicles owned or operated by the Tenant's employees). If an employee of the Tenant parks except in any allocated area, the Landlord may charge the Tenant the sum of $25 per occurrence. The Tenant shall be allowed the use of the portion of the parking area outlined in green on Schedule "Bl", at no direct cost provided the Landlord may reassign the location of such parking area from time to time. The Tenant shall not at any time park its vehicles or allow trucks or other delivery vehicles belonging to suppliers or others making deliveries to or receiving shipments from the Leased Premises to be parked in the parking areas or facilities except in such part or parts thereof (if any) as the Landlord may allocate from time to time for such purpose; and
    The Tenant shall at no time keep, display or sell any merchandise or conduct any advertising or solicitation of any sort on any part of the Common Facilities, except as permitted by the Landlord in writing.

ARTICLE 9 - REPAIRS, MAINTENANCE AND ALTERATIONS

9.1 Landlord's Obligation to Repair And Maintain

The Landlord shall at all times during the Term:

    keep or cause to be kept in good repair, order and condition:
        the Common Facilities;
        the portions of buildings containing rentable premises in the Development including the Leased Premises which portions consist of foundations, exterior weather walls (excluding entrances and glass), structural subfloors and roofs, the structural portions of bearing walls and structural columns and beams;
        all damage to the Development covered by warranties or guarantees received by the Landlord from contractors and suppliers; and
        all damage to the Leased Premises which is covered by any insurance effected by the Landlord pursuant to clause 13.1, to the extent of the proceeds of such insurance applicable thereto;

    provided that if any destruction or damage of the Development obligates the Landlord in repairing to undertake any substantial rebuilding, the Landlord in lieu of repairing the destruction or damage may rebuild in accordance with any plan chosen by the Landlord provided clause 9.4 is complied with; and

    keep the Common Facilities well maintained, clean, tidy and consistent with the standard of similar high quality developments, including the removal of refuse and litter therefrom and the removal of snow from parking areas and facilities when and to the extent reasonably required, the maintenance of striping and signs in parking areas and facilities and the maintenance of landscaped areas in the Common Facilities;
    assign to or enforce for the benefit of the Tenant all warranties it may have received from its contractors and suppliers related to improvements which the Tenant is obligated to maintain and repair pursuant to clause 9.2.

    9.2 Tenant's Obligations to Repair and Maintain

    The Tenant shall at all times during the Term, at its own cost and expense:

    keep in good repair, order and condition, consistent with the standard of high quality premises of similar use, all the Leased Premises and every part thereof including the entrance to the Leased Premises, all signs of the Tenant, all glass in the Leased Premises, including plate glass and windows, every portion of all heating, ventilating and air-conditioning and utility systems within and serving the Leased Premises (including connections, if any, exterior to the Leased Premises, to the Landlord's distribution systems), and all improvements, fixtures and furnishings therein of every nature or kind and whether or not furnished or installed by the Landlord or the Tenant, but with the exception only of those repairs in and to the Leased Premises which are expressly the obligation of the Landlord pursuant to clause 9.1;.and keep the Leased Premises well maintained, clean and tidy, properly painted and decorated and otherwise presentable and of good appearance and in accordance with the standard of high quality premises of similar use and all of the requirements of this Lease.

9.3 Additional Provisions Respecting Repair

The Tenant agrees with the Landlord as follows:

    The Landlord and its employees or agents shall be entitled at all reasonable times during normal business hours, and at any time in the case of any real or apprehended emergency, to enter and examine the state of maintenance and repair of the Leased Premises and to do such acts or things as may be necessary or advisable to prevent or abate damage or injury to the Leased Premises or the Development;
    The Tenant shall give prompt written notice to the Landlord of the existence of any condition, including any need for repair, within the Leased Premises which might cause any damage or injury or is a hazard to any portion of the Development, and of any need for repair which is the Landlord's obligation under clause 9.1;
    The Tenant shall be liable for all destruction or damage of property of the Landlord or others caused by any defect, failure or want of repair of anything for the condition and repair of which the Tenant is responsible under clause 9.2;
    If the Tenant fails to repair promptly as required hereunder, the Landlord may make such repair on the Tenant's behalf, and all expense incurred by the Landlord in so doing plus fifteen percent (15%) shall be reimbursed to it by the Tenant on demand, provided that except in cases of real or apprehended emergency or where any destruction, damage, risk or material inconvenience affecting any part of the Development exists or might ensue failing an immediate repair, the Landlord shall first give written notice to the Tenant requiring the Tenant to so repair; and
    Should the Landlord deem it necessary to supervise any repairs by the Tenant, or should any damage be caused in the course of such repairs or the Landlord otherwise be put to any expense in connection with such repairs, the Tenant shall upon demand reimburse to the Landlord all expense incurred by the Landlord in connection therewith.

    9.4 Landlord's Alterations

    The Landlord may from time to time in its unfettered discretion change the improvements in the Development (including all buildings and other improvements of every nature and kind therein and including the Common Facilities) by the construction of additional rentable premises for retail, office or other use, parking facilities, other buildings, building additions, additional building storeys and structures and improvements of every kind, provided that reasonable pedestrian access to the Leased Premises shall be maintained.

    9.5 Tenant's Alterations

  The Tenant may at any time and from time to time, at its own expense, make such initial and subsequent changes, alterations and improvement in and to the interior of the Leased Premises as will in the judgment of the Tenant better adapt the Leased Premises for the purposes of its business, provided however that no change, alterations or improvements shall be made without the Tenant first having submitted detailed and complete plans and specifications therefor and obtained the Landlord's prior written approval which shall not be unreasonably withheld if the proposed change, alterations or improvement is in keeping with the standards of quality and design from time to time established by the Landlord for the Development; but provided that the Tenant shall in no event make any Change, alteration or improvement to or which affects any structural element, exterior or perimeter wall or entrance to the Leased Premises or any heating, ventilating and air-conditioning or electrical equipment therein. All work performed in the Leased Premises will accord with all applicable by-laws and other legal requirements shall be designed to competent designers and performed by competent contractors of whom the Landlord shall in each case have approved, and shall be subject to inspection and the reasonable supervision of the Landlord, at the expense of the Tenant, and performed in a good and workmanlike manner in accordance with plans and specifications which have been approved by the Landlord and with any conditions or regulations imposed by the Landlord in connection therewith. The Landlord reserves the right to perform, at the expense of the Tenant, any alterations of which it has approved in any structure or the entrance to the Leased Premises or any heating, ventilating and air-conditioning or electrical system within the Leased Premises. All changes, alterations and improvements installed in the Leased Premises, whether made pursuant to this clause 9.5 or otherwise, shall be and become the property of the Landlord, but subject to the rights and obligations of the Tenant respecting removal thereof as provided in clause 4.3. The Tenant will so conduct all changes, alterations and improvements so as to prevent any lien attaching to the Development. In the conduct of such work, and except as expressly permitted by the Landlord, the Tenant shall not interfere with or cut into any structure, exterior wells, structural floors or ceilings or any heating, ventilating, air-conditioning or other utility system. In connection with the initial Tenant's Work the Tenant shall pay the Landlord any fees or charges specified in Schedule "C" and thereafter shall pay the Landlords reasonable fees for approval, inspection and supervision.

  9.6 Government Orders and Regulations and Insurers Requirements

  The Tenant shall at all times keep the Leased Premises in accordance with the laws, direction, rules and regulations and by-laws of every governmental authority having jurisdiction and in accordance with the requirements of the insurers of the Development or the Tenant's insurers, and shall not commit, suffer or permit any act or omission which shall cause any breach thereof. If any such insurers or any such laws, directions, rules, regulations or by-laws require any changes in the Leased Premises, the Tenant shall perform such changes, at its own expense, but subject to the approval of the Landlord.

  9.7 Termination on Destruction or Damage

  If and whenever the Leased Premises or the Development shall be destroyed or damaged by any cause to such an extent that in the Landlord's reasonable opinion the Leased Premises or the Development shall not be capable, with due diligence, of being repaired, restored or rebuilt within a period of one hundred and twenty (120) days after the happening of such destruction or damage or the estimated cost to the Landlord of repairing, restoring or rebuilding will exceed by $100,000.00 or more the proceeds of insurance available to the Landlord for the purpose then the Landlord may, at its option, terminate this Lease upon thirty (30) days written notice to the Tenant, to be given within sixty (60) days after the happening of such destruction or damage, and in such event. the Tenant shall on or before the expiry of such period of thirty (30) days surrender the Leased Premises and this Lease to the Landlord and rent and all other amounts due or becoming due hereunder shall be apportioned and paid to the date of such surrender, but subject to any abatement to which the Tenant may be entitled pursuant to clause 9.8.

  9.8 Rent Abatement

  If and whenever the Leased Premises suffer any destruction or damage which:

    is such as to be the obligation of the Landlord to repair under clause 9.1;
    is not the fault of the Tenant;
    does not merely interrupt or interfere with any utility, service or access; and
    renders the Leased Premises in whole or in part unfit for use and occupancy by the Tenant;

    then during the period commencing upon the occurrence of such destruction or damage and extending thereafter until the repairs to the Leased Premises which the Landlord is obligated to make under clause 9.1 have been completed sufficiently to enable the Tenant to commence its repairs pursuant to clause 9.2 and until the Tenant has been allowed a period of time thereafter reasonably sufficient for the completion by it of such repairs with due diligence, Basic Rent under clause 5.1 (but no other rent or other amounts payable under this Lease unless covered by loss of rental income insurance) shall from time to time abate in the same proportion that the part of the Gross Leaseable Area of the Leased Premises from time to time rendered unfit for such use or occupancy by the Tenant by reason of such destruction or damage is of the Gross Leaseable Area of the Leased Premises.

    ARTICLE 10 - TAXES

    10.1 Realty Taxes Payable by Landlord

    The Landlord shall promptly pay or cause to be paid when due to the municipality or other taxing authorities having jurisdiction all Realty Taxes relating to the Development, subject to its right of postponement as provided in clause 10.3.

    10.2 Business Taxes Payable by Tenant

    The Tenant shall promptly pay when due to the municipality or taxing authorities having jurisdiction all business taxes imposed in respect of. any and every business carried on in the Leased Premises or in respect of the use or occupancy thereof.

    10.3 Payment of Taxes

    The Landlord may postpone payment of any Realty Taxes on the Development payable by it pursuant to clause 10.1, and the Tenant may postpone payment of any business taxes payable by it pursuant to clause 10.2, in each case to the extent permitted by law and if prosecuting in good faith any appeal against the imposition thereof, but provided that in the case of a postponement by the Tenant which involves any risk of the Development or any part thereof or the Landlord becoming liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form and of an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment thereof.

    ARTICLE 11 - HEATING, VENTILATING

    AND AIR-CONDITIONING AND UTILITIES

    11.1 Landlord's Covenants as to Heating and Air-Conditioning

    Subject to clause 11.2, the Landlord shall keep the heating, ventilating and air-conditioning equipment respecting the Development in good repair and operating order. The Landlord shall operate such heating, ventilating and air-conditioning equipment in such manner and as may be necessary to maintain comfortable conditions therein to the extent reasonably possible but shall in no event be liable for the failure to maintain comfortable conditions.

    11.2 Tenant's Covenants as to Heating and Air-Conditioning of Leased Premises

    The Tenant shall keep the heating, ventilating and air-conditioning equipment of the Leased Premises in good repair and operating order. The Tenant shall operate all the heating, ventilating and air-conditioning equipment of the Leased Premises in such manner and as may be necessary to maintain comfortable conditions therein to the extent reasonably possible.

    11.3 Utilities

    Tenant agrees to pay all charges for electricity, gas, water, telephone charges and other utility services used by Tenant. Tenant shall not impose a load upon electrical or other services greater than their design criteria which may be obtained from the Engineer, if separate meters are used respecting the Leased Premises, the Tenant's consumption shall be ascertained by those meters and otherwise by the Landlord on the basis of a group metering and estimation by the Landlord or such other method as the Landlord may adopt.

    ARTICLE 12 - OPERATING COSTS

    12.1 Tenant's Contribution to Operating Costs

    The Tenant shall pay and contribute to the Landlord in the manner provided in clause 12.2, for each fiscal period adopted by the Landlord for the operation of the Development any part of which is within the Term, a proportionate part of Operating Costs attributable to such fiscal period, calculated by multiplying the amount of the Operating Costs attributable to such fiscal period by a fraction, the numerator of which is the Gross Leaseable Area of the Leased Premises and the denominator of which is the aggregate Gross Leaseable Area of all rentable premises in the Development which are used and occupied or designed to be used and occupied by business. Where the whole of any fiscal period is not included within the Term or where the Development is expanded or otherwise amended as a result of the Landlord electing to add to or delete from the Lands as contemplated by clause 9.4 the appropriate apportionment of Operating Costs for such fiscal period shall be made.

    12.2 Payment and Adjustment of Tenant=s Contribution

    The Tenant's contribution to Operating Costs shall be paid and adjusted as follows:

    Prior to the commencement of the Term and prior to the commencement of each fiscal period adopted by the Landlord for the operation of the Development which commences thereafter during the Term, or in each case as soon after the commencement of such fiscal period as possible, the Landlord will furnish to the Tenant an estimate of Operating Costs for such fiscal period and the amount thereof payable and contributable by the Tenant calculated in accordance with clause 12.1. The Tenant shall pay to the Landlord on account of its obligations under clause 12.1 the amount so estimated (or as may be subject to an amended estimate made by the Landlord from time to time during such fiscal period) to be payable in equal monthly instalments throughout such fiscal period on each date for payment of an instalment of Basic Rent pursuant to clause 5.1;
    Within ninety (90) days after the end of each such fiscal period the Landlord shall furnish to the Tenant a statement of the Landlord's actual Operating Costs during such fiscal period (or, if applicable, broken portion thereof) and the amount thereof payable by the Tenant pursuant to clause 12.1, and showing in reasonable detail the information relevant and necessary to the calculation and determination thereof. If such amount is greater or less than the payments on account thereof made pursuant to subclause 12.2(a), appropriate adjustments will be made between the Landlord and the Tenant within fifteen (15) days after delivery of such statement. Neither party may claim a re-adjustment after the expiration of two (2) years from the delivery of such statement. In the event of any dispute between the Landlord and the Tenant relating to Operating Costs, the opinion of the Landlord's auditor shall be final and binding on each of them

ARTICLE 13 - INSURANCE, LIABILITY AND INDEMNITY

13.1 Landlord's Insurance

The Landlord shall throughout the Term provide and keep in force or cause to be provided and kept in force:

    fire insurance (including standard extended coverage endorsement perils and leakage from fire protection devices) or alternatively at Landlord's option, all risk insurance in respect of the buildings and fixed improvements in the Development including the Common Facilities and all rentable premises including the Leased Premises, but excluding tenant's fixtures and (except to the extent that the Landlord elects to insure them) leasehold improvements installed or constructed by tenants including the Tenant;
    loss of rental income insurance relating to rental abatement contemplated in clause 9.8;
    if any boilers or pressure vessels are operated in the Development other than in any rentable promises therein, boiler and pressure vessel insurance with respect thereto; and
    comprehensive general business liability insurance with respect to the operation of the Development for personal injury or death and damage to property of others.

Insurance effected by the Landlord under this clause shall be with insurers duly licensed to transact insurance in Alberta, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient, shall be subject to such reasonable deductibles and exclusions as the Landlord may determine, shall permit the release of the Tenant from certain liability as set out in clause 13.4 and be without subrogation against the Tenant, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time determine as being reasonable and sufficient.

13.2 Tenant's Insurance

The Tenant shall throughout the Term provide and keep in force.
    fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Tenant's fixtures, furniture, equipment, inventory and stock-in-trade, the Tenant's leasehold improvements to the extent that the Landlord has not elected 'to insure them pursuant to clause 13.1, and such other property in or forming part of the Leased Premises (not being property which the Landlord is bound to insure pursuant to clause 13.1) as the Landlord may from time to time require;
    plate and other glass insurance;
    if any boiler or pressure vessel is operated in the Leased Premises, boiler and pressure vessel insurance with respect thereto; and
    comprehensive general business liability insurance with respect to the business carried on in or from the Leased Premises and the use and occupancy thereof for personal injury or death and damage to property of others.

Insurance effected by the Tenant under this clause shall be with insurers duly licensed to transact insurance in Alberta, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient (and in the case of insurance under paragraphs (a) and (b) shall be on a full replacement cost basis subject only to such deductibles and exclusions as the Landlord may approve and in the case of insurance under paragraphs (c) and (d) shall have initial limits not less than $2,000,000 in respect of any one accident or occurrence), shall permit the release of the Landlord from certain liability as set out in clause 13.3, shall as appropriate be without subrogation against the Landlord and those for whom the Landlord is responsible at law or name the Landlord and those for whom the Landlord is responsible at law as additional named insureds with the benefit of severability of interest and cross liability clauses, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time require as being reasonable and sufficient. At the request of the Landlord the Tenant shall file with the Landlord such copies of current policies or certificates or other proofs as may be required to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon, and if the Tenant fails to insure or pay premiums or to file satisfactory proof thereof as so required, the Landlord may without notice to the Tenant effect such insurance and recover any premiums paid therefor from the Tenant on demand.

13.3 Limitation of Landlord=s Liability

Except to the extent to which clause 9.1 requires the Landlord to repair, the Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or others which is:

    to any property of the Tenant or others from theft, damage or any other cause;
    caused to any persons or property by fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Development including the Leased Premises or from any pipes, appliances or plumbing work therein, or by dampness;
    caused by other tenants or occupants or persons or the public in or about the Leased Premises or other rentable premises, the Common Facilities or elsewhere in the Development, or caused by operations in the conduct of any private or public work;
  in the nature of indirect or consequential loss, injury or damage of any nature whatsoever;
  not caused or contributed to by the fault or privity of the Landlord; or
  is required to be insured by the Tenant under the provisions of clause 13.2.

13.4 Limitation of Tenant's Liability

The Tenant shall not be liable to the Landlord in respect of any loss, injury or damage required to be insured by the Landlord under the provision of paragraph (a) of clause 13.1.

13.5 Indemnity
    Except as provided in clause 13.4, the Tenant shall indemnify and hold harmless the Landlord from all costs, liabilities, claims, damages or expenses, including without limitation claims for personal injury or property damage, arising out of any work done by, or any act, neglect or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires or licensees in or about the Development, or due to or arising out of any breach by the Tenant of any provision of this Lease, including all expenses incurred in connection with any claim, action or proceedings brought thereon.
    Except as provided in clause 13.3, the Landlord shall indemnify the Tenant from all costs, liabilities, claims, damages or expenses, including without limitation claims of personal injury or property damage, arising out of any work done by, or any act, neglect or omission of, the Landlord or its employees, agents, contractors, invitees, concessionaires or licensees in or about the Development, or due to or arising out of any breach by the Landlord of any provision of this Lease, including all expenses incurred in connection with any claim, action or proceedings brought thereon.

ARTICLE 14 - ASSIGNMENT, TRANSFERS AND OTHER ENCUMBRANCES

14.1 Transfer and Encumbrances by Landlord

The Landlord may sell, transfer, lease, mortgage, encumber or otherwise deal with the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or lessee from the Landlord has become bound by and covenanted to perform the covenants and obligations of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

14.2 Priorities of Lease and Mortgages

This Lease shall, at the option of the Landlord or the mortgages under any mortgage now or hereafter existing affecting the Development, exercisable at any time and from time to time by the Landlord or such mortgagee, be either subject and subordinate to such mortgage and accordingly not binding upon such mortgagee, or alternatively prior to such mortgage and accordingly binding upon such mortgagee. On request at any time and from time to time of the Landlord or such mortgagee, the Tenant covenants and agrees either to postpone and subordinate this Lease to such mortgage with the intent and effect that this Lease and all the rights of the Tenant shall be subject to the rights of such mortgagee as fully as if such mortgage (regardless of when made) had been made prior to the making of this Lease, or alternatively to attorn to such mortgagee and become bound to it as its tenant of the Leased Premises for the then unexpired residue of the Term and upon the terms contained in this Lease, in each case as the Landlord or such mortgagee may require. Whichever of the foregoing may be requested (and notwithstanding that any previous attornment or subordination in favour of such mortgagee shall have been given) the Tenant shall execute promptly the appropriate instrument of postponement and subordination, or alternatively the appropriate instrument of attornment, as the case may require in order to give effect to the foregoing.

14.3 Assignments, Subleases, Encumbrances and Other Deadlines by Tenant

  The Tenant shall not assign or mortgage or otherwise encumber this Lease or sublet or grant a license for the use of the whole or any part of the Leased Premises unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment, sublease or license which the Tenant may have received as well as a copy of the proposed assignment, mortgage, encumbrance sublease or license and the Tenant shall furnish to the Landlord all information available to the Tenant or requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee, subtenant or licensee .
  If the Landlord consents to the Tenant's request for consent to assign, mortgage, encumber, sublet or license, which consent shall not be unreasonably withheld in the case of an assignment, sublease or license but which may be arbitrarily withheld in the case of a mortgage or encumbrance, the Tenant shall assign, mortgage, encumber, sublet or license, as the case may be, only upon the terms submitted to the Landlord as aforesaid and subject to the provisions of this clause 14.3 and not otherwise;

  Provided that no such assignment, subletting or licensing shall:

      in any manner or extent release or relieve the Tenant from the performance or observance of any of its covenants or obligations hereunder;
      be made other than to responsible persons, firms, partnerships or bodies corporate who undertake to and covenant with the Landlord in writing to perform and observe the obligations of the Tenant hereunder;
      be made unless the Tenant is not in default of any of its obligations under this Lease; and
      be made to any person, firm, partnership or body corporate who intends to or does use the Leased Premises for any business or use which is prohibited hereunder or which the Landlord is obliged to restrict by reason of any other lease or contract relating to the Development, or any use, purpose or business (other than the use and business by this Lease permitted) to which the Landlord in its entire discretion may object; and

PROVIDED THAT no such mortgage or encumbrance shall:

    be made unless the mortgagee or other such party covenants to pay to the Landlord all sums payable by the Tenant hereunder (including all arrears) during any period in which the mortgagee or other such party actually or constructively occupies the Leased Premises; and
  be made unless the mortgagee or other such party covenants that any assignment, sublease or licence it may wish to make shall be subject to all the same terms affecting an assignment, sublet or license made by the Tenant.

(c) The Landlord's consent to any assignment, sublease or license shall not be or operate as a consent to any further assignment, sublease or license, and the Landlord's prior consent in writing shall be required for each and every assignment, sublease or license.

(d) Notwithstanding the prior provisions of this Clause 14.3, if the Tenant intends to effect a transfer (by way of assignment, sublease, license or other means) of all or any part of the Leased Premises or this Lease, in whole or in part, or any estate or' interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the proposed transferee, providing copies of all documents pertaining to the transfer, and providing such information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires. The Landlord shall, within thirty (30) days thereafter, notify the Tenant in writing either:
      that it consents to the transfer subject to the provisions of Clause 14.3(f) and subject to Clause 14.3(b) being complied with; or
      that it does not consent (which consent shall not be unreasonably withheld) to the transfer; or
      that in the case of a transfer other than a sublease of part of the Leased Premises, the Landlord elects to cancel this Lease; or
      that in the case of a transfer by sublease of part of the Leased Premises, that the Landlord elects to cancel this Lease as it pertains to such part.

If the Landlord elects to cancel this Lease as aforesaid, in whole or in part, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon the expiration of the said fifteen (15) day period. If the Tenant advises the Landlord it intends to refrain from such transfer, then the Landlord's right to cancel this Lease as aforesaid shall become null and void in such instance. If the Landlord partially cancels this Lease, the Basic Rent and other sums due hereunder shall be adjusted at the date of cancellation so as to continue thereafter in proportion to the Gross Leasable Area of the remainder of the Leased Premises to the Gross Leasable Area of the original Leased Premises.

(e) If the Landlord consents to any assignment, sublease or license as provided in this clause 14.3, the Landlord shall be entitled to receive all excess monies payable by the assignee, sublessee, licensee or person taking possession, over and above the monies payable and reserved hereunder, such excess monies to be for the Landlord's own account and not to be credited to amounts' to become payable or reserved hereunder. The Landlord shall be entitled to, but shall not be obligated to, collect any rents or monies payable or actually paid by an assignee, sublessee, licensee or person taking possession and shall apply the net amount so collected firstly to the rents or other amounts payable or reserved hereunder and any excess of monies collected shall be retained by the Landlord as aforesaid; and further provided that no acceptance by the Landlord of any payments by an assignee, sublessee, licensee or person taking possession shall be deemed a waiver of this covenant, or the acceptance of the person from whom payment is received as Tenant, or a release of the Tenant from the further performance by the Tenant of any of its covenants or obligations hereunder.

14.4 Chance in Control of Tenant

If the Tenant is a corporation, the voting control of which is vested in fewer than ten (10) persons, any transfer, sale, assignment, transmission, bequest, inheritance, mortgage, encumbrance or other disposition of shares having the result (directly or indirectly and either immediately or subject to the happening of any contingency) of changing the identity of the person or persons exercising or who might exercise such control shall be deemed to be an assignment of this Lease notwithstanding whether such change shall be voluntary or involuntary on the part of the Tenant,' and if made without the prior written consent of the Landlord (or in the case of a transmission, bequest or inheritance unless the Landlord shall afterwards have given its consent thereto) the Landlord may, at its option, cancel and terminate this Leave upon the giving of sixty (60) days notice to the Tenant. This paragraph shall not apply to any corporate reorganization within the Toshiba group of companies, of which group the Tenant is a member company.

14.5 Certificates

Whenever requested from time to time by the Landlord, a proposed purchaser of the Development or any mortgagee of the Development, the Tenant shall promptly execute and deliver to the party making such request a written certificate or acknowledgment as to the status and validity of this Lease, the state of the rental account hereunder, and such other information as may reasonably be required relating to this Lease or the Tenant.

14.6 Successors and Assigns

All the obligations imposed upon the Tenant and the Landlord, as the case may be, by this Lease shall extend to and be binding upon all executors, administrators, successors, assigns, subtenants, licensees and mortgagees or other encumbrancers of the Tenant and the Landlord, as the case may be, but nevertheless no one claiming to exercise or enjoy any of the benefits or rights of the Tenant under this Lease, whether by assignment or otherwise, shall exercise or enjoy such benefits or rights unless the requirements of clauses 14.3 and 14.4 have been complied with.

ARTICLE 15 - REMEDIES OF LANDLORD FOR DEFAULT

15.1 Re-entry and Termination on Default

If and whenever:

  any rent or other amount payable by the Tenant under this Lease, including any instalment thereof, shall be in arrears; or
  the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease other than as to the payment of any rent or other amount payable by the Tenant under this Lease, and shall have failed to remedy such breach or non-compliance within seven (7) days, or such longer period if any as the Landlord may in its sole discretion reasonably allow for the remedying of such breach or non-compliance, after written notice thereof given by the Landlord to the Tenant; or
  upon the occurrence of any event or circumstance which, pursuant to clause 15.2 or any other provision of this Lease so providing, entitles the Landlord to cancel or terminate this Lease;

then and in every such case it shall be lawful for the Landlord at any time thereafter, at its option, and without notice to the Tenant to enter into and upon the Leased Promises or any part thereof in the name of the whole and to terminate this Lease arid all the rights of the Tenant hereunder, anything in this Lease and all the rights of the Tenant hereunder, anything in this lease to the contrary notwithstanding, and in any such event;

(d) the Tenant shall immediately vacate the Leased Promises and surrender the Leased Premises and all rights of the Tenant under this Lease to the Landlord, and the Landlord may remove or cause to be removed from the Leased Premises the Tenant or any other occupant or occupants thereof and any stock-in-trade, fixtures and other property or assets found therein;

(e) the Landlord may exercise its right as attorney and agent of the Tenant to remove, store and sell set out in clause 4.3(d);

(f) the Landlord shall be immediately entitled to payment of rent and all other amounts payable hereunder up to the time of such termination, together with such expenses as the Landlord may reasonably incur in connection with such termination, but such termination and the recovery of such expenses shall in every case be without prejudice to and shall not limit any claim of the Landlord for damages in respect of loss of rental and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term if this Lease had not been terminated, or prejudice or impair the right of recovery by the Landlord for damages in respect of any defaults by the Tenant under this Lease;

(g) if and whenever the Landlord is entitled to re-enter the Leased Premises and terminate this Lease the Landlord may, at its option, without notice to the Tenant and without effecting a re-entry and termination, and as the agent and in the name of the Tenant, take possession of the Leased Premises together with all of the improvements, fixtures and furnishings thereon and, as the agent and in the name of the Tenant, sublet the Leased Premises together with all or any of such -improvements, fixtures and furnishings on whatever terms the Landlord may deem appropriate, in which case the Tenant shall continue to be liable for the performance of all its obligations under this Lease including the payment of rent and other amounts payable hereunder, the Landlord shall be entitled to enforce all the covenants of the subtenant and to collect and receive all rent and other amounts payable by the subtenant and apply them against all indebtedness of the Tenant to the Landlord from time to time existing, and the Tenant shall pay any deficiency to the Landlord when and as from time to time demanded.

15.2 Bankruptcy and Other Events of Termination

In addition to all other rights of the Landlord to terminate this Lease pursuant to any provision hereof, this Lease may be terminated, at the 'option of the Landlord, if and whenever an order shall be made or an effective resolution shall be passed for the winding-up or the liquidation of the Tenant or the surrender or forfeiture of its charter, or the Tenant shall make a general assignment for the benefit of its creditors, shall be declared to be bankrupt, or shall file a petition in bankruptcy or insolvency or for any re-adjustment of debts or creditor's arrangement, or shall make a proposal under the Bankruptcy Act or take advantage of any legislation for the relief of bankrupt or insolvent debtors in respect of its -own debts, or if any execution, attachment or similar process shall be issued against the Tenant or any encumbrancer of the Tenant shall take any action or proceeding whereby any of the improvements, fixtures, furnishings or property of the Tenant on the Leased Premises or the Tenant's leasehold interest in the Leased Premises shall be taken or the Leased Premises or any portion thereof occupied by someone other than the Tenant unless such execution, attachment or similar process, action or proceeding be set aside, vacated, discharged or abandoned within fifteen (15) days after its commencement, or if the Tenant attempts to make any bulk sale or to remove any substantial part of the improvements, fixtures, furnishings or stock-in-trade from the Leased Premises other than in the normal course of its business and to the extent permitted hereunder or to a permitted assignee of this Lease, or if a receiver, manager, custodian or any official having similar power shall be appointed with respect to the Leased Premises or any property on the Leased Premises or the business or affairs of the Tenant or any of them or any portion thereof, or at any time any person other than the Tenant has or exercises the right to manage or control the Leased Premises or any part thereof or any of the business carried on therein, other than subject to the direct and full supervision and control of the Tenant and in compliance with all the provisions of this Lease. In the event that this Lease is terminated pursuant to any provisions of this clause 15.2 the Tenant shall, in addition to meeting all the requirements of clause 15.1, forthwith pay to the Landlord rent for the three (3) months next ensuing after the termination of this Lease as accelerated rent.

15.3 Landlord=s Right to Cure Defaults

If and whenever the Tenant shall default in the performance of any covenant of the Tenant under this Lease, the Landlord may perform such covenant for the account of the Tenant and may enter upon the Leased Premises for the purpose, and no notice thereof need be given to the Tenant except if and to the extent any provision of this Lease expressly required that notice be given in the circumstances. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience to the Tenant or the Tenant's business or stock-in-trade caused by acts of the Landlord in remedying or attempting to remedy such default, and the Tenant shall promptly pay to the Landlord on demand the amount of all costs, charges and expenses incurred by the Landlord in connection with such default or in curing or attempting to cure such default.

15.4 Waiver

No waiver by the Landlord of any default, breach or non-observance by the Tenant of any of the Tenant's obligations hereunder shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or by anything done or omitted to be done by the Landlord with respect thereto save only an express waiver in writing.

15.5 Remedies Generally

Mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for herein. The Tenant waives protection of any statute in force from time to time which limits or abrogates the Landlord's right to distrain. The right to distrain shall extend to any property that has been removed by the Tenant or any other person from the Leased Premises notwithstanding where that property is then located, all as if that property had remained in and been distrained upon the Leased Premises. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination, such remedies being cumulative and not alternative. In addition to any other remedies the Landlord may have hereunder, if the Tenant makes any default under this Lease which is not remedied promptly after notice from the Landlord, the Landlord shall have the right to suspend the supply to the Leased Premises of any benefit, service or utility furnished by the.,4andlprd until the default is cured.

15.6 Security Deposit

The Landlord and Tenant acknowledge that no security deposit or prepaid rent has been paid to the Landlord with respect to this Lease Agreement.

ARTICLE 16 - INTERPRETATION AND MISCELLANEOUS

16.1 Collateral Representations and Agreements

This Lease constitutes the entire agreement between the Landlord and Tenant pertaining to the Leased Premises and may be amended only by an agreement in writing signed by the Landlord and the Tenant. The terms of any accepted offer to lease relating to the Leased Premises are agreed to be collectively merged herein. The Tenant acknowledges that there are no collateral agreements or representations, warranties, promises, or inducements pertaining to the Leased Premises or this Lease not embodied herein .

16.2 Unavoidable Delays

In the event that either the Landlord or the Tenant shall be delayed, hindered or prevented from the performance of any covenant hereunder by reason of any Unavoidable Delay not the fault of the party delayed, the' performance of such covenant shall be excused for the period during which such performance is rendered impossible, and the time for the performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of rent or any other amount required to be paid by the Tenant under any provision of this Lease.

16.3 Time of Essence

Time shall be of the essence hereof.

16.4 Notices

Any written notice provided for in this Lease shall be effectively given to the Landlord by registered mail addressed to or by delivery to the Landlord at the Landlord's office in care of Bayview Property & Asset Management Inc., Suite 510, 602 - 12 Avenue S.W., Calgary, Alberta, T2R 1J3 or at such other address as the Landlord may from time to time designate in writing, and given to the Tenant by registered mail addressed to or by delivery to the Tenant at the address set out in subclause 1.1(a) or at such other address as the Tenant may from time to time designate in writing or at the Leased Premises, and every such notice shall be deemed to have been given three (3) business days after the day it was so mailed (unless mail service is then affected or likely to be affected prior to receipt by labour unrest or strike) or upon the day it was delivered.

16.5 Certificates by Engineer and Auditor

The following certificates shall be conclusive and binding upon the Landlord and the Tenant in respect of any question or fact or opinion arising under this Lease with respect to the matters stipulated:

    a certificate procured by the Landlord from an architect, professional engineer or quantity surveyor (and who may be one generally employed by the Landlord), as to any question of fact concerning the completion of any construction or other work either by the Landlord or the Tenant, whether any such work complies with the requirements of this Lease, the extent to which the completion of any such work has been delayed by Unavoidable Delay whether the Development or the Leased Premises or any part thereof is being kept in good repair, order and condition as required by the provisions of this Lease, the cause of any destruction or damage, the estimated cost of repairing any damage or destruction, the extent to which the Leased Premises are rendered unfit for use and occupancy by reason of any destruction or damage, or the time necessary to complete any repairs; and
    a certificate procured by the Landlord from an independent external chartered accountant (but who with the Tenant's consent may be the Landlord's auditor), as to any question of fact or opinion concerning the proper amount of any payment to the Landlord pursuant to Article 3, charges for any utilities pursuant to Article 11, and the amount of Operating Costs and the contribution of the Tenant thereto pursuant to Article 12,

16.6 Registration

The Tenant may register this Lease by filing a Caveat provided such Caveat does not attach this Lease to it or incorporate this Lease into it and only recites the parties to the Lease, the date of the Lease, the legal description of the Lands, and the Term of the Lease.

16.7 Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the payment of Basic Rent or other payments herein stipulated shall be deemed to be other than on account of the earliest stipulated sum due, nor shall any endorsement or statement of any cheque or any letter accompanying any cheque or payment be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance due or pursue any other remedy provided in this Lease.

16.8 Net Lease

The Tenant acknowledges and agrees that this Lease is intended to and shall be a net lease for the Landlord and that the Landlord shall not be responsible during the Term for any costs, charges, expenses or outlays of any nature whatever arising from, or relating to, the Leased Premises or the contents thereof, or the Development or the Common Facilities or for which the Landlord is liable to the Tenant, excepting only any thereof which the Landlord may have covenanted hereunder to pay on its own account, and the Landlord's income taxes.

16.9 Interpretation

This Lease shall be construed and governed by the laws of the Province of Alberta. Should any provision of this Lease be unenforceable or illegal it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the said provision had not been included. The headings of Articles and clauses set out in this Lease are for convenience of reference only, and shall not affect the interpretation thereof. All references to the Landlord or Tenant shall be read with such changes in number and gender as may be appropriate, according to whether the party is a male or female person or a corporation or partnership, and if more than one person or corporation or partnership constitutes a party their covenants shall be deemed to be joint and several. The words 'herein', "hereunder" and similar expressions used in any provision of this Lease relate to the whole of this Lease and not to such provisions only.

16.10 Enurement

This Lease and everything herein contained shall, except where otherwise provided, be binding upon and enure to the benefit of the parties hereto and the successors and assigns of the Landlord, and the heirs, executors and approved successors and assigns of the Tenant.

16.11 Landlord and Tenant Act

The Landlord and Tenant agree to waive and release all of the provisions, rights, benefits and protections provided to them under the Landlord and Tenant Act and any amendments thereto or any replacement thereof.

16.12 Acceptance

The Tenant hereby accepts this Lease of and to the Leased Premises, to be held by it as tenant subject to the conditions, restrictions and covenants above set forth.

IN WITNESS WHEREOF the Landlord and the Tenant have properly executed this Lease.

319835 ALBERTA LTD.

(Landlord)

Per: ________________________________

Per: ________________________________

TOSHIBA OF CANADA LIMITED

(Tenant)

Per: ________________________________

Per: ________________________________

SCHEDULE "A"

DEFINITIONS

In this Lease (including this schedule) the following defined terms have the meanings indicated:

  "Basic Rent" means the fixed annual rent payable pursuant to clause 5.1, the annual amount of which is specified in subclause 1.1(e).
  "Capital Taxes" means an imputed amount presently or hereafter imposed from time to time upon the Landlord and payable by the Landlord (or by any corporation acting on behalf of the Landlord) and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the Development. Capital Taxes shall be imputed as if the amount of such taxes were that amount due if the Development were the only real property of the Landlord and Capital Taxes includes the amount of any capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Development whether or riot known as a Capital Tax or by any other name.
  "Common Facilities" means the Lands, the building (including mechanical systems) and other improvements from time to time located on the Lands, except for rentable premises therein, and includes all the equipment, installations, utilities, facilities and apparatus in or associated with such building and improvements, all as from time to time existing.
  "Development" means the Lands as from time to time constituted and all buildings and improvements thereon as from time to time existing.
  "Engineer" means a duly licensed architect or professional engineer from time to time appointed by the Landlord for the purpose of any certification or determination to be made by him under the provisions of this Lease.
  "Gross Leaseable Area" means, in respect of any rentable promises, the area in square feet (as determined by the Landlord) of all floor space therein without deduction for columns, measured from the exterior face of all exterior walls, doors and windows (whether temporary or permanent, moveable or immovable) comprising the boundaries of such premises, or in the case of walls separating any rentable premises from adjoining rentable premises, measured from the center line of such walls but ignoring the finishing treatment thereof. Where a portion of any rentable premises is recessed from the demising line, the area of such recess shall be included as part of the Gross Leaseable Area of such premises. The Gross Leaseable Area of the Leased Premises shall include a fraction of the area of any portions of the floor on which the Leased Premises are located as may not be within the boundaries of rentable premises on such floor (except portions occupied by elevator shafts, stairways and vertical mechanical ducts) which fraction is the same as the Gross Leaseable Area of the Leased Premises as determined as previously set out in this definition divided by the aggregate of the Gross Leaseable Areas of all rentable premises (including the Leased Premises) located on such floor, similarly calculated. The Gross Leaseable Area of the Leased remises is agreed to be as set forth in subclause 1.1(b) unless and until the Leased Premises shall be re-measured following completion of construction, or shall be enlarged or diminished by any future alteration thereof, and a revised Gross Leaseable Area of the Leased Premises determined by the Landlord in each case.
  "Landlord's Work" means those matters attached to and incorporated into this Lease under Part I of Schedule "C".
  "Lands" means that portion of those lands legally described as Plan Calgary 9211584, Block Three (3), Lot Three (3), Excepting Thereout All Mines and Minerals as is outlined in red on Schedule "Bl", and as added to or deleted form time to time as contemplated in Clause 9.4.
  "Lease", "hereof", "herein", "hereunder" and similar expressions mean or refer to this agreement including the schedules attached hereto, and any amendments thereof made from time to time by the parties in writing.
  "Lease Year" means each successive period of twelve (12) calendar months during the Term, provided that if and whenever the Landlord deems it necessary or convenient for the Landlord's accounting purposes, the Landlord may at any time and from time to time by written notice to the Tenant change the Lease Year by specifying an annual date (being the first day of a calendar month) upon which subsequent Lease Year is to commence and in such event the then current Lease Year shall terminate on the day preceding the date upon which such specified annual date next occurs, and any appropriate adjustment shall be made wherever required in respect of any Lease Year which is, as a result of such change, less than twelve (12) calendar months.
  "Leased Premises" means the rentable premises in the Development which are demised to the Tenant by this Lease and which are shown outlined in red on Schedule "B2"; the exact location of perimeter walls and the exact measurements thereof are dependent on the exigencies of construction and are subject to reasonable variations as to configuration, location and measurement as the Landlord may reasonably deem necessary or advisable during construction, and accordingly are subject to more precise ascertainment after completion of construction.
  "Operating Costs" means all of the Landlord's costs and expenses which are properly attributable, in accordance with generally accepted accounting principles as determined by the Landlord's auditor and without any duplication, to the maintenance, repair, inspection, operation, management, supervision and administration of the Development including Common Facilities. Operating Costs shall include (without limitation):
    the cost of insurance in respect of fire, extended coverage endorsement perils, boilers pressure vessel and machinery breakdown, public liability and property damage and other casualties against which the Landlord may f rom time to time reasonably insure (including loon of rental income insurance) applicable to the Development and all buildings and improvements therein including all rentable premises and the Common Facilities;
    the cost of repairs, maintenance and replacements made from time to time by the Landlord to the buildings and improvements in the Development and their appurtenances and equipment, including those made with respect to Common Facilities, and including those made with respect to rentable premises, including the Leased Premises, in the Development (but to the extent only of the repairs, maintenance and replacements which the Landlord is obligated to make to the Leased Premises under clause 9.1 and similar repairs, maintenance and replacements made to other rentable premises), but excluding repairs, maintenance and replacements made by or at the expense of the Tenant or other tenants of the Development or. the cost of which is reimbursed to the Landlord under any policy of insurance;
    the cost of cleaning, sweeping, snow removal, window washing, redecorating and all other maintenance within the Development;
    the cost of policing and supervising the security of the Development including the Common Facilities and of regulating and supervising traffic and other uses of Common Facilities;
    the cost of gardening and landscaping, maintaining painted lines in parking areas and direction signs, and maintaining and operating lighting and other equipment in Common Facilities;
    all wages including fringe benefits paid to all personnel employed in maintaining, operating, supervising and administering the Development;
    the cost of all utilities including electricity and water consumed in Common Facilities;
    all utilities consumed in connection with the operation of the systems in the Development supplying heat, ventilation and air conditioning;
    depreciation calculated in accordance with generally accepted accounting practice on, fixtures and equipment, including fixtures or equipment which are part of the heating, ventilation and air conditioning system and maintenance and cleaning equipment, together with interest calculated at a rate of 12% upon the undepreciated capital costs from time to time of such fixtures and equipment;

    management fees, which may include an administrative and supervisory fee for the overhead expenses of the Landlord which are not reasonably capable of being allocated or directly attributed to the maintenance, operation, supervision and administration of the Development;
    Realty Taxes relating to the Development;
    Sales Taxes;
    Capital Taxes;
    other costs and expenses not otherwise expressly excluded hereunder attributable to the maintenance, repair, inspection, operation, management, supervision and administration of the Development (including expenses incurred or contributions made by the Landlord in respect of off-site facilities which benefit the Development such as access roads, adjoining laneways and rights of way;

    but Operating Costs shall exclude:

      all costs and expenses which are considered to be capital expenses in accordance with generally accepted accounting principles other than the depreciation charges referred to in paragraph (i) of this subclause and other than costs relating to any improvement to the heating, ventilation or air conditioning system or incurred with a view to decreasing operating Costs thereafter;
      the cost of providing electricity, water and other utilities to rentable premises, the cost of which, in respect of the Leased Premises, is reimbursed to the Landlord under clause 11.3.

Operating Costs shall be allocated to each fiscal period adopted by the Landlord for the operation of the Development in accordance with generally accepted accounting practice as determined by the Landlord's auditors, and any prepaid expense (for example, insurance) may be allocated to the fiscal period in which the expense is incurred. Any expense or cost relating to a period which is partially within the Term shall be appropriately pro rated and at such time as the Lands do not at any time comprise the entire parcel of land legally described as Plan Calgary 9211584, Block Three (3), Lot Three (3), Excepting thereout all Mines and Minerals. Any taxes, assessments, rates and levies attributable to such parcel of land shall be apportioned such that Realty Taxes shall include the proportion of such taxes, assessments, rates and levies that, in respect of the portion attributable to lands (without improvements) is determined by the area of the Lands to the area of such parcel, and in respect of the portion attributable to improvements, is a fair and reasonable proportion as determined by the Landlord having regard to the nature of improvements on the Lands and on the balance of the aforesaid parcel of land other than the Lands.

13. "Realty Taxes" means all real property, school or local improvement taxes, assessments, rates and levies, all sewer or municipal service rates and levies, all business taxes, assessments, rates and levies imposed on the Landlord iii respect of ownership or management of the Development and all other taxes, assessments, rates and levies whether of a like nature to the foregoing or otherwise from time to time levied or imposed either generally or specially upon or ii) respect of real property or any business carried on in or use or occupancy thereof by any municipality or public authority, including any costs and fees incurred by the Landlord in contesting any of them in good faith.

14. "Sales Taxes" means all multistage sales taxes, sales taxes, goods and services taxes, use taxes, consumption taxes, value-added taxes, business transfer taxes and all other taxes of a similar nature levied, rated, charged or assessed against either the Landlord or the Tenant by a governmental authority (whether federal, provincial, municipal or otherwise) in respect of the Basic Rent, all additional rents payable under this Lease, the occupation of the Leased Premises or otherwise in respect of this Lease.

15. "Tenant's Work" means all items or work other than Landlord's Work which are necessary to properly complete the Leased Premises ready for use and occupancy by the Tenant for the purposes of its business.

16. "Term" means the term of this Lease as set out in subclause 1.1(c).

17. "Unavoidable Delay" means a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of a party who is, by reason thereof, delayed in the performance of such party's covenants and obligations under this Lease in circumstances where it is not within the reasonable control of such party to avoid such delay, but does not include any insolvency, lack of funds or other financial cause of delay.

SCHEDULE "B1"

SITE PLAN

SCHEDULE "B2"

LOCATION PLAN

SCHEDULE "C"

LANDLORD=S WORK

The following shall be provided at the Landlord's expense:

  Repair and painting of all wall surfaces within the Leased Premises, save and except the warehouse storage area (colors to be selected by the Tenant).

Repair of floors, as required and installation of new commercial grade floor coverings, as selected by the Tenant.